Exhibit 99.1
FOR IMMEDIATE RELEASE
Contact: Valerie Collado
Phone: (610) 429.2796
Fax: (484) 881.7402
Email: valerie_collado@vwr.com
VWR to Hold Year End 2009 Financial Results Conference Call
WEST CHESTER, PA, March 10, 2010— VWR Funding, Inc., the parent company of VWR International, LLC, a leading global laboratory supply company, will hold a conference call on Tuesday, March 16, 2010 to discuss its fourth quarter and full year 2009 financial results.

Who:	John M. Ballbach, Chairman, President and CEO
Gregory L. Cowan, Senior Vice President and CFO

When:	Tuesday, March 16, 2010
9:00 AM Eastern Time (ET)

How:	Interested parties may participate by dialing 631-291-4515 or toll free at 1-877-380-5633. A replay of the call will be available from 12:00 p.m. ET on Tuesday, March 16, 2010 through midnight on Tuesday, March 30, 2010 by dialing 706-645-9291 or toll free at 1-800-642-1687 pass code for both replay numbers will be 60313934.

Information:	VWR Funding’s Annual Report on Form 10-K for the year ended December 31, 2009 is expected to be filed on or before Monday March 15, 2010 with the Securities and Exchange Commission.
About VWR International, LLC
VWR International, LLC, headquartered in West Chester, Pennsylvania, is a global laboratory supply and distribution company with worldwide sales in excess of $3.7 billion in 2008. VWR enables the advancement of the world’s most critical research through the distribution of a highly diversified product line to most of the world’s top pharmaceutical and biotech companies, as well as industrial, educational and governmental organizations. With 150 years of industry experience, VWR offers a well-established distribution network that reaches thousands of specialized labs and facilities spanning the globe. VWR has over 6,500 associates around the world working to streamline the way researchers across North America, Europe, and Asia stock and maintain their labs. In addition, VWR further supports its customers by providing onsite services, storeroom management, product procurement, supply chain systems integration and technical services.
For more information on VWR, phone 1-800-932-5000, visit www.vwr.com, or write, VWR International, LLC, 1310 Goshen Parkway, P.O. Box 2656, West Chester, PA 19380-0906.
VWR and design are registered trademarks of VWR International, LLC.
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